CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 27, 2019, relating to the financial statements and financial highlights of LoCorr Macro Strategies Fund, a series of LoCorr Investment Trust, for the year ended December 31, 2018, and to the references to our firm under the headings “Questions and Answers” and “Financial Highlights” in the Proxy Statement/Prospectus.

Cohen & Company, Ltd.
Milwaukee, Wisconsin
December 12, 2019